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                                  A.S.V., INC.
                 EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE

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                                                                    Three Months Ended                  Nine Months Ended
                                                                       September 30,                      September 30,
                                                              -------------------------------    -------------------------------
BASIC                                                              2003              2002             2003              2002
                                                                   ----              ----             ----              ----
   Earnings
     Net earnings                                             $   3,079,443     $     526,610    $   6,132,444     $   1,174,532
                                                              =============     =============    =============     =============

   Shares
     Weighted average number of common
       shares outstanding                                        10,152,916        10,176,714       10,101,992        10,183,965
                                                              =============     =============    =============     =============

   Basic earnings per common share                            $         .30     $         .05    $         .60     $         .12
                                                              =============     =============    =============     =============



DILUTED
   Earnings
     Net earnings                                             $   3,079,443     $     526,610    $   6,132,444     $   1,174,532
                                                              =============     =============    =============     =============


   Shares
     Weighted average number of common
       shares outstanding                                        10,152,916        10,176,714       10,101,992        10,183,965
     Assuming exercise of options and warrants
       reduced by the number of shares which could
       have been purchased with the proceeds from
       the exercise of such options and warrants                    590,934            76,633          328,056            64,325
                                                              -------------     -------------    -------------     -------------
     Weighted average number of common and
       common equivalent shares outstanding                      10,743,850        10,253,347       10,430,048        10,248,290
                                                              =============     =============    =============     =============

   Diluted earnings per common share                          $         .29     $         .05    $         .59     $         .11
                                                              =============     =============    =============     =============

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